SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of January ____, 2004, by and among Wizzard Software Corporation, a Colorado corporation (the "Company"), and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

     WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase, in the aggregate, $1,200,000 (the "Purchase Price") of the Company's common stock, $.001 par value (the "Common Stock" or "Shares") at a per share price of $.728; and share purchase warrants (the "Warrants"), in the form attached hereto as Exhibit A, to purchase shares of Common Stock (the "Warrant
Shares").   Six Hundred Thousand Dollars ($600,000) of the Purchase Price
shall be payable on the Initial Closing Date, as defined in Section 1 hereof
("Initial Closing Purchase Price").   Six Hundred Thousand Dollars ($600,000)
of the Purchase Price will be payable within five (5) business days after the actual effectiveness ("Actual Effective Date") of the Registration Statement as defined in Section 11.1(iv) of this Agreement ("Second Closing Purchase Price"). The Common Stock, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

     WHEREAS, the aggregate proceeds of the sale of the Common Stock and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit B (the "Escrow Agreement").

     NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

          1.   Initial Closing.   Subject to the satisfaction or waiver of the
terms and conditions of this Agreement, on the Initial Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber Common Stock for the principal amount designated on the signature page hereto ("Initial Closing Shares"). The aggregate amount of the Common Stock to be purchased by the Subscribers on the Initial Closing Date shall, in the aggregate, be equal to the Initial Closing Purchase Price. The Initial Closing Date shall be the date that subscriber funds representing the net amount due the Company from the Initial Closing Purchase Price is transmitted by wire transfer or otherwise to or for the benefit of the Company.

          2.   Second Closing.

               (a)  Second Closing.   The closing date in relation to the
Second Closing Purchase Price shall be the fifth (5th) business day after the Actual Effective Date (the "Second Closing Date"). Subject to the satisfaction or waiver of the terms and conditions of this Agreement on the Second Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber Common Stock in the principal amount designated on the signature page hereto "Second Closing Shares". The aggregate Purchase Price of the Second Closing Shares for all Subscribers shall be equal to the Second Closing Purchase Price. The per share purchase price of the Second Closing Shares shall be equitably adjusted to offset the effect of stock splits, stock dividends, and distributions of property or equity interests to the Company's shareholders.

               (b)  Conditions to Second Closing.   The occurrence of the
Second Closing is expressly contingent on (i) the truth and accuracy, on the Effective Date (as defined in Section 11.1(iv)), Actual Effective Date and the Second Closing Date of the representations and warranties of the Company and Subscriber contained in this Agreement, (ii) compliance with the covenants and undertakings of the Company set forth in this Agreement, (iii) the non-occurrence of any default by the Company of its obligations and undertakings contained in this Agreement, (iv) the delivery on the Second Closing Date of Second Closing Shares and Second Closing Warrants for which the Company Shares issuable upon conversion have been included in the Registration Statement, which must be effective as of the Second Closing Date, and (v) the delivery of the Second Closing Warrants for which the Warrant Shares issuable upon exercise have been included in the Registration Statement, which must be effective as of the Second Closing Date.

               (c)  Second Closing Deliveries.   On the Second Closing
Date, the Company will deliver the Second Closing Shares and Second Closing Warrants to the Escrow Agent and each Subscriber will deliver its portion of the respective Purchase Price to the Escrow Agent. On the Second Closing Date, the Company will deliver a certificate ("Second Closing Certificate") signed by its chief operating officer or chief financial officer (i) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the Initial Closing Date, the Actual Effective Date, and the Second Closing Date, as if such representations and warranties were made and given on all such dates, (ii) adopting the covenants and conditions set forth in Sections 9, 10, 11, and 12 of this Agreement in relation to the Second Closing Shares, and (iii) representing the timely compliance by the Company with the Company's registration requirements set forth in Section 11 of this Agreement, and all other provisions of this Agreement. A legal opinion nearly identical to the legal opinion referred to in Section 6 of this Agreement shall be delivered to the Subscriber at the Second Closing in relation to the Company and Second Closing Shares and Second Closing Warrants ("Second Closing Legal Opinion"). The Second Closing Legal Opinion must also state that all of the Registrable Securities (as defined in Section 11) have been included for registration in an effective registration statement effective as of the Actual Effective Date and Second Closing Date.

               (d) Second Closing Limitation. A Second Closing may not take place in connection with that amount of Second Closing Shares to be sold to a Subscriber which would be in excess of the sum of (y) the number of shares of Common Stock beneficially owned by such Subscriber on the Second Closing Date, and (z) the number of Second Closing Shares with respect to which the determination of this proviso is being made on a Second Closing Date, which would result in beneficial ownership by the Subscriber of more than 9.99% of the outstanding shares of Common Stock of the Company on the Second Closing Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The Subscriber may revoke the restriction described in this paragraph upon and effective after 61 days prior notice to the Company. The Subscriber shall have the right to determine which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%, except that the Warrant Shares issuable upon exercise of the Second Closing Warrants will all be allocated to the amount above 9.99%.

          3.   Warrants.   On each closing date, the Company will issue
Warrants to the Subscribers. One (1) Warrant will be issued for each two (2) Initial Closing Shares and Second Closing Shares issued on the Initial Closing Date and Second Closing Date. The Warrants issuable on the Initial Closing

Date are referred to as Initial Closing Warrants. The Warrants issuable on the Second Closing Date are referred to as Second Closing Warrants. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $1.55 which is equal to 110% of the closing bid price of the Common Stock as reported by Bloomberg L.P. for the OTC Bulletin Board ("Bulletin Board") for December 22, 2003. Collectively, the Initial Closing Warrants and Second Closing Warrants are referred to herein as Warrants. The Initial Closing Warrants and Second Closing Warrants shall be exercisable for three (3)years after the Initial Closing Date and Second Closing Date, respectively. The entire Purchase Price shall be deemed allocated to the Common Stock.

          4.   Subscriber's Representations and Warranties.  Each
Subscriber hereby represents and warrants to and agrees with the Company as to such Subscriber that:

               (a)  Information on Company.   The Subscriber has been
furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the year ended December 31, 2002 as filed with the Commission, together with all subsequently filed Forms 10-QSB, 8-K, and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

               (b) Information on Subscriber. The Subscriber is, and will be at the time of the conversion of the Common Stock and exercise of any of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

               (c) Purchase of Common Stock and Warrants. On each closing date, the Subscriber will purchase the Common Stock and Warrants as principal for its own account and not with a view to any distribution thereof.

               (d) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable
state securities laws or is exempt from such registration.   In any event, and
subject to compliance with applicable securities laws, the Subscriber may enter into hedging transactions with third parties, which may in turn engage in short sales of the Securities in the course of hedging the position they assume and the Subscriber may also enter into short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the

Securities, to third parties that in turn may dispose of these Securities. The amount of shares of Common Stock which may be affected by transactions described in the previous sentence shall be limited to an amount equal to the Shares, Warrant Shares and any Securities which may be issued pursuant to
Section 12 hereof. The share limitation shall no longer apply after a Subscriber has transferred all of its Shares and Warrant Shares.

               (e) Shares Legend. The Shares and the Warrant Shares shall bear the following or similar legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO WIZZARD SOFTWARE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

               (f) Warrants Legend. The Warrants shall bear the following or similar legend:

          "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO WIZZARD SOFTWARE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

               (g) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

               (h) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

               (i) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and will be true and correct as of each closing date and unless a Subscriber otherwise notifies the Company prior to any closing date, shall be true and correct as of such closing dates. The foregoing representations and warranties shall survive the Second Closing Date for a period of two years.

          5. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

               (a) Due Incorporation. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company.

               (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

               (c) Authority; Enforceability. This Agreement, the Common Stock, the Warrants, the Escrow Agreement and any other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement, the Warrants, the Escrow Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

               (d)  Additional Issuances.   There are no outstanding
agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company except as described on Schedule 5(d), or the Reports.

               (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the Amex, the National Association of Securities Dealers, Inc., Nasdaq, SmallCap Market, the OTC Bulletin Board nor the Company's shareholders is required for the execution and compliance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company's obligations hereunder and under all such other agreements.

               (f)  No Violation or Conflict.  Assuming the
representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

                    (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates or subsidiaries is a party, by which the Company or any of its affiliates or subsidiaries is bound, or to which any of the properties of the Company or any of its affiliates or subsidiaries is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates or subsidiaries is a party except the violation, conflict, breach, or default of which would not have a material adverse effect on the Company; or

                    (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, its subsidiaries or any of its affiliates; or

                    (iii) will not result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other debt or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company.

               (g)  The Securities.  The Securities upon issuance:

                    (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

                    (ii) have been, or will be, duly and validly authorized and on the date of issuance of the Shares, and upon exercise of the Warrants, the Shares and Warrant Shares respectively, will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that each Subscriber complies with the prospectus delivery requirements of the 1933 Act);

                    (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

                    (iv) will not subject the holders thereof to personal liability by reason of being such holders.

                (h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined could have a material adverse effect on the Company.

               (i) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

               (j) No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

               (k)  Information Concerning Company.  The Reports contain
all material information relating to the Company and its operations and financial condition as of their respective dates which information is required
to be disclosed therein.   Since the date of the financial statements included
in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

               (l) Stop Transfer. The Securities, when issued, will be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

               (m) Defaults. The Company is not in violation of its Certificate of Incorporation or ByLaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

               (n) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board. Nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offer of the Securities to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

               (o) No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

               (p) Listing. The Company's common stock is quoted on the Bulletin Board. The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies the requirements for the continued quotation of its common stock on the Bulletin Board.

               (q) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since December 31, 2002 and which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company's financial condition, other than as set forth in Schedule 5(q).

               (r)  No Undisclosed Events or Circumstances.  Since
December 31, 2002, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

               (s) Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Initial Closing Date are set forth on Schedule 5(s). Except as set forth in the Reports and Other Written Information and Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

               (t)  Dilution.   The Company's executive officers and
directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Securities is binding upon the Company and enforceable, except as otherwise described in this Agreement regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

               (u) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

               (v) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof and will be true and correct as of each closing date, and unless the Company otherwise notifies the Subscribers prior to any closing date, shall be true and correct as of such closing dates. The foregoing representations and warranties shall survive the Second Closing Date for a period of two years.

          6. Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On each closing date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as Exhibit C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the resale of the Common Stock and exercise of the Warrants and resale of the Warrant Shares.

          7.   Legal Fee.   The Company shall pay to Grushko & Mittman,
P.C., a fee of $15,000 ("Legal Fees") as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes and Warrants (the "Offering") and acting as Escrow Agent for the
Offering.   Fourteen Thousand Dollars ($14,000) of the Legal Fees shall be payable on or before the Initial Closing Date and $1,000 shall be payable on the Second Closing Date. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.

          8.   Finder.   The Company on the one hand, and each Subscriber
(for itself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees (each a "Finder") on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. Anything to the contrary in this Agreement notwithstanding, each Subscriber is providing indemnification only for such Subscriber's own actions and not for any action of any other Subscriber. Each Subscriber's liability hereunder is several and not joint. The Company represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with the Offering except the Finder identified on Schedule 8 hereto, in the amount designated on Schedule 8.

          9. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

               (a) Stop Orders. The Company will advise the Subscribers, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

               (b) Listing. The Company shall promptly secure the listing of the shares of Common Stock and the Warrant Shares upon each national securities exchange, or automated quotation system upon which they are or become eligible for listing (subject to official notice of issuance) and shall maintain such listing so long as any Warrants are outstanding. The Company will maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Initial Closing Date, the Bulletin Board is and will be the Principal Market.

               (c) Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

               (d) Reporting Requirements. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Effective Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will
(v) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (x) comply in all respects with its reporting and filing obligations under the 1934 Act, (y) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (z) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until two (2) years after the Actual Effective Date. Until the earlier of the resale of the Common Stock and the Warrant Shares by each Subscriber or at least two (2) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing or quotation of the Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

               (e) Use of Proceeds. The Company undertakes to use the proceeds of the Subscribers' funds for the purposes set forth on Schedule 9(e)hereto. Except as set forth on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding redeemable notes or equity instruments of the Company nor non-trade obligations outstanding on the Initial Closing Date.

               (f)  Reservation.   The Company undertakes to reserve, pro
rata on behalf of each holder of a Warrant, from its authorized but unissued common stock the amount of Common Shares issuable upon the Second Closing Date and at all times that Warrants remain outstanding, a number of common shares equal to the amount of Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9(f) for three (3)consecutive business days or ten (10) days in the aggregate shall be a material default of the Company's obligations under this Agreement.

               (g) Taxes. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Effective Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

               (h) Insurance. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Effective Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

               (i) Books and Records. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Effective Date, or
(ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

               (j)  Governmental Authorities.   From the date of this
Agreement and until the sooner of (i) two (2) years after the Actual Effective Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

               (k) Intellectual Property. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Effective Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

               (l) Properties. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Effective Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect.

               (m) Confidentiality. From the date of this Agreement and until the sooner of (i) two (2) years after the Actual Effective Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company agrees that it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon ten days prior notice to Subscriber.

               (n)  Blackout.    The Company undertakes and covenants that
until the first to occur of (i) the registration statement described in
Section 11.1(iv) having been effective for one hundred and eighty (180) business days, or (ii) until all the Shares and Warrant Shares have been resold pursuant to said registration statement, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement, causing an already effective registration statement to no longer be effective or current, or require the filing of an amendment to an already effective registration statement.

               (o)  S-8.   The Company will not file a Form S-8 with the
Commission during the Exclusion Period (as defined in Section 12(a) of the Agreement) without the consent of the Subscriber, except in connection with an additional 1,000,000 shares of common stock underlying employee stock options that may be subsequently granted to regularly employed employees of the Company, excluding consultants.

               10. Covenants of the Company and Subscriber Regarding Indemnification.

               (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon
(i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

               (b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or
(ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribes relating hereto.

               (c) In no event shall the liability of any Subscriber or permitted successor hereunder or under any other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein) giving rise to such indemnification obligation.

               (d) The procedures set forth in Section 11.6 shall apply to the indemnifications set forth in Sections 10(a) and 10(b) above.

          11.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

               (i) On one occasion, for a period commencing 91 days after the Initial Closing Date, but not later than three (3)years after the Second Closing Date ("Request Date"), the Company, upon a written request therefor from any record holder or holders of more than 50% of the Initial Closing Shares, Second Closing Shares, and Warrant Shares actually issued upon exercise of the Warrants shall prepare and file with the Commission a registration statement under the 1933 Act registering the Initial Closing Shares, Second Closing Shares and Warrant Shares (collectively "Registrable Securities") which are the subject of such request for unrestricted public resale by the holder thereof. For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include Securities which are registered for resale in an effective registration statement or included for registration in a pending registration statement, or which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten (10) days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

               (ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten
(10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller" or "Sellers"). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.

               (iii) If, at the time any written request for registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

               (iv) The Company shall file with the Commission not later
than forty-five (45) days after the Initial Closing Date (the"Filing Date"), and cause to be declared effective within one hundred (100) days after the Initial Closing Date (the "Effective Date"), a Form SB-2 registration statement (the "Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act. The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to all of the Initial Closing Shares, Second Closing
Shares and Warrant Shares issuable pursuant to this Agreement.   The
Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber, and not issued, employed or reserved for anyone other than each such Subscriber. The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Without the written consent of the Subscriber, no securities of the Company other than the Registrable Securities will be included in the Registration Statement except as disclosed on Schedule 11.1.

          11.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1(i), 11.1(ii), or (iv) to effect the registration of any shares of Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

               (a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by
Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities copies of all filings and Commission letters of comment;

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

               (c) furnish to the Sellers, at the Company's expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

               (d) use its best efforts to register or qualify the Sellers' Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

               (f) immediately notify the Sellers when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

               (g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

          11.3. Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

          11.4. Non-Registration Events. The Company and the Subscribers agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under Section 11.1(i) or 11.1(ii) is not filed within 60 days after written request and declared effective by the Commission within 120 days after such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement is not filed on or before the Filing Date or is not declared effective on or before the sooner of the Effective Date, or within ten (10) business days of receipt by the Company of a written or oral communication from the Commission that the Registration Statement will not be reviewed, (ii) if the registration statement described in Sections 11.1(i) or 11.1(ii) is not filed within 60 days after such written request, or is not declared effective within 120 days after such written request, or (iii) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded within ten
(10) business days by an effective replacement or amended registration statement) for a period of time which shall exceed 30 days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than 20 consecutive days (each such event referred to in clauses (i), (ii) and (iii) of this Section
11.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to one percent (1%) for each thirty days or part thereof of the Purchase Price of the Common Stock and actually paid "Purchase Price" (as defined in the Warrants) of Warrant Shares issued or issuable upon actual exercise of the Warrants, for the Registrable Securities owned of record by such holder as of and during the pendency of such Non-Registration Event which
are subject to such Non-Registration Event.   The Company may, at the
Company's election, pay the Liquidated Damages in cash or by delivery of free trading shares of common stock. If the Company elects to pay the Liquidated Damages by delivering free trading shares of Common Stock, such shares of common stock will be valued at the closing bid price of the Common Stock on the Principal Market as of the last trading day of each thirty (30) day or such shorter period for which Liquidated Damages are due. Payments to be made pursuant to this Section 11.4 shall be due and payable within ten (10) business days after the end of each thirty (30) day period or part thereof.
In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed.

          11.5. Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for all Sellers (in an amount not to exceed $5,000) are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any additional counsel to the Seller, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

          11.6.     Indemnification and Contribution.

               (a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise,
(ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

               (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

               (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and
(z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          11.7.     Delivery of Unlegended Shares.

               (a) Within five (5) business days (such fifth business day, the "Unlegended Shares Delivery Date") after the business day on which the Company has received (i) a notice that Registrable Securities have been sold either pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144 customary representation letters of the Subscriber and Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, for the delivery of shares of Common Stock without any legends including the legends set forth in Sections 4(e) and 4(f) above, issuable pursuant to any effective and current registration statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "Unlegended Shares"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold shares of Common Stock, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Seller.

               (b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefore do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

               (c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof beyond the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to purchase all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 130% of the Purchase Price of such Common Stock and Warrant Shares. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

               (d) In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares within ten (10) calendar days after the Unlegended Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber anticipated receiving from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common

Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

               (e) In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.7(a), the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

          12.  (a)  Right of First Refusal.  Until 180 days after the
Actual Effective Date of the Registration Statement (the "Exclusion Period"), the Subscribers shall be given not less than seven (7) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) employee stock options or compensation plans, (ii) as full or partial consideration in connection with any merger, consolidation or purchase of substantially all of the securities or assets of any corporation or other entity, (iii) as has been described in the Reports or Other Written Information filed or delivered prior to the Initial Closing Date, or (iv) common shares of the Company or instruments convertible or exercisable into common shares of the Company to be issued to consultants after the Actual Effective Date, having a trading market value on the date of issuance, or conversion or exercise, whichever is higher, of up to $250,000 in the aggregate, provided that such common shares are restricted from transfer except pursuant to Rule 144, are not granted with registration rights and will not be included in any registration statement including but not limited to a registration statement on Form S-8
(collectively "Excepted Issuances").   The Subscribers shall have the right
during the seven (7) business days following the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Common Stock in the Offering. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the original notice period or for a period of seven (7) business days following the notice of modification, whichever is longer, to exercise such right.

               (b) Offering Restrictions. Except as disclosed in the Reports or Other Written Information filed with the Commission or made available to the Subscriber prior to the Initial Closing Date, or in connection with Excepted Issuances, the Company will not issue any equity, convertible debt or other securities convertible into common stock until after the Exclusion Period without the prior written consent of the Subscriber, which consent may be withheld for any reason.

               (c)  Favored Nations Provision.   At any time that the
Subscribers are holders of any Securities, the Company shall offer, issue or agree to issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding at any time that any Subscriber is holding Shares) except for the Excepted Issuances to any person, firm or corporation at a price per share or conversion or exercise price per share which shall be less than the per share purchase price of the Shares, without the consent of each Subscriber holding Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to the Subscriber so that the average per share Purchase Price of the shares of Common Stock issued to the Subscriber (on

Common Stock or Warrant Shares still owned by the Subscriber only) is equal to such other lower price per share. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Subscriber is granted the registration rights described in
Section 11 hereof in relation to such additional shares of Common Stock except that the Filing Date and Effective Date vis- -vis such additional common shares shall be, respectively, the sixtieth (60th) and one hundred and twentieth (120th) date after the closing date giving rise to the requirement to issue the additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the issuance of such convertible security, warrant, right or option and again upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then Purchase Price per share of the shares of Common Stock. The rights of the Subscriber set forth in this Section 12(c) are in addition to any other rights the Subscriber has pursuant to this Agreement and any other agreement referred to or entered into in connection herewith.

               (d)  Maximum Exercise of Rights.   In the event the
exercise of the rights described in Sections 12(a) or 12(c) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 2(d) of this Agreement, then the purchase and/or issuance of such other common stock or common stock equivalents of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock or common stock equivalents without exceeding the maximum amount set forth calculated in the manner described in Section 2(d). The determination of when such common stock or common stock equivalents may be issued shall be made by each Subscriber as to only such Subscriber.

          13.  Miscellaneous.

               (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Wizzard Software Corporation, 424 Gold Way, Pittsburgh, PA 15213, Attn: Christopher J. Spencer, President and Chief Executive Officer, telecopier: (412) 621-2625, with a copy by telecopier only to: Burningham & Burningham, 455 East 500 South, Suite 205, Salt Lake City, Utah 84111, Attn: Leonard W. Burningham, Esq. and Branden T. Burningham, Esq., telecopier: (801) 355-7126, and (ii) if to the Subscribers, to: the address and telecopier number indicated on the signature page hereto, with a copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

               (b) Closing. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement. Each of the Initial Closing Date and Second Closing Date is referred to herein as "Closing Date."

               (c)  Entire Agreement; Assignment.  This Agreement and
other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained
or referred to in this Agreement and the documents delivered herewith.   No
right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

               (d) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

               (e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

               (f) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(e) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

               (g) Independent Nature of Subscribers' Obligations and Rights. The obligations of each Subscriber hereunder are several and not joint with the obligations of any other Subscriber hereunder, and no such Subscriber shall be responsible in any way for the performance of the obligations of any other hereunder.

              SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              WIZZARD SOFTWARE CORPORATION
                              A Colorado Corporation



                              By: /s/ Christopher J. Spencer
                                  --------------------------
                                   Name: Christopher J. Spencer
                                   Title: President & CEO

                              Dated: January _____, 2004



SUBSCRIBER            INITIAL    INITIAL  INITIAL  SECOND    SECOND   SECOND
                      CLOSING    CLOSING  CLOSING  CLOSING   CLOSING  CLOSING
                      PURCHASE   SHARES   WARRANTS PURCHASE  SHARES   WARRANTS

/s/
---
(Signature)
ALPHA CAPITAL
AKTIENGESELLSCHAFT
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196  $400,000.00 549,450  274,725 $400,000.00 549,450 274,725

                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              WIZZARD SOFTWARE CORPORATION
                              A Colorado Corporation



                              By: /s/ Christopher J. Spencer
                                  --------------------------
                                   Name: Christopher J. Spencer
                                   Title: President & CEO

                              Dated: January _____, 2004

SUBSCRIBER            INITIAL    INITIAL  INITIAL  SECOND    SECOND   SECOND
                      CLOSING    CLOSING  CLOSING  CLOSING   CLOSING  CLOSING
                      PURCHASE   SHARES   WARRANTS PURCHASE  SHARES   WARRANTS


/s/_____________________
---
(Signature)
GENESIS MICROCAP INC.
483 Green Lanes
London N13 4BS, England
Attn:
Lawrence S. Gibbons
Fax: 011-087-0127-5687 $100,000.00 137,363  68,681 $100,000.00 137,363  68,681

                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              WIZZARD SOFTWARE CORPORATION
                              A Colorado Corporation



                              By:_/s/ Christopher J. Spencer
                                  --------------------------
                                   Name: Christopher J. Spencer
                                   Title: President & CEO

                              Dated: January _____, 2004


SUBSCRIBER            INITIAL    INITIAL  INITIAL  SECOND    SECOND   SECOND
                      CLOSING    CLOSING  CLOSING  CLOSING   CLOSING  CLOSING
                      PURCHASE   SHARES   WARRANTS PURCHASE  SHARES   WARRANTS

/s/
(Signature)
STONESTREET LIMITED
PARTNERSHIP
C/o Canaccord Capital
Corporation
320 Bay Street, Suite 1300
Toronto, Ontario
M5H 4A6, Canada
Fax: (416) 956-8989    $100,000.00 137,363  68,681 $100,000.00 137,363  68,681

                     LIST OF EXHIBITS AND SCHEDULES

     Exhibit A           Form of Warrant
     Exhibit B           Escrow Agreement
     Exhibit C           Form of Legal Opinion
     Schedule 5(d)       Additional Issuances
     Schedule 5(q)       Undisclosed Liabilities
     Schedule 5(s)       Capitalization
     Schedule 8          Finders
     Schedule 9(e)       Use of Proceeds
     Schedule 11.1       Other Securities to be Registered

                         EXHIBIT A

[SEE EXHIBITS 4.2 THROUGH 4.4]

                         EXHIBIT B

                         FUNDS ESCROW AGREEMENT

     This Agreement is dated as of the ___ day of January, 2004 among Wizzard Software Corporation, a Colorado corporation (the "Company"), the Subscribers identified on Schedule A hereto (each a "Subscriber" and collectively "Subscribers"), and Grushko & Mittman, P.C. (the "Escrow Agent"):

                      W I T N E S S E T H:

     WHEREAS, the Company and Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscriber of $.001 par value Common Stock of the Company ("Common Stock") and Warrants for an aggregate purchase price of $1,200,000 in the amounts set forth on Schedule A hereto; and

     WHEREAS, the parties hereto require the Company to deliver the Common Stock and Warrants against payment therefor, with such Common Stock, Warrants and the Escrowed Funds to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

     NOW THEREFORE, the parties agree as follows:

                           ARTICLE I
                         INTERPRETATION

     1.1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement. Whenever used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

          (b) "Escrowed Payment" means an aggregate cash payment of $1,200,000 which is, collectively, the Initial Closing Purchase Price and Second Closing Purchase Price;

          (c)  "Initial Closing Date" shall have the meaning set forth in
Section 1 of the Subscription Agreement;

          (d) "Initial Closing Legal Opinion" means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;

          (e)  "Initial Closing Shares" shall have the meaning set forth in
Section 1 of the Subscription Agreement;

          (f)  "Initial Closing Purchase Price" shall mean  $600,000;

          (g) "Initial Closing Warrants" shall have the meaning set forth in Section 3 of the Subscription Agreement;

          (h) "Legal Fees" shall have the meaning set forth in Section 8(a) of the Subscription Agreement;

           (i) "Second Closing Certificate" shall have the meaning set forth in Section 2(c) of the Subscription Agreement;

          (j)  "Second Closing Date" shall have the meaning set forth in
Section 2(a) of the Subscription Agreement;

          (k) "Second Closing Legal Opinion" shall have the meaning set forth in Section 2(c) of the Subscription Agreement;

          (l)  "Second Closing Shares" shall have the meaning set forth in
Section 2(a) of the Subscription Agreement;

          (m)  "Second Closing Purchase Price" shall mean  $600,000;

          (n) "Second Closing Warrants" shall have the meaning set forth in Section 3 of the Subscription Agreement;

          (o) "Subscription Agreement" means the Subscription Agreement (and the exhibits thereto) entered into or to be entered into by the parties in reference to the sale and purchase of the Initial Closing Shares, Second Closing Shares, Initial Closing Warrants, and Second Closing Warrants;

          (p) Collectively, the executed Subscription Agreement, Initial Closing Shares, Initial Closing Warrants, Initial Closing Legal Opinion, Second Closing Shares, Second Closing Warrants, Second Closing Legal Opinion, and Second Closing Certificate are referred to as "Company Documents"; and

          (q) Collectively, the Escrowed Payment and the executed Subscription Agreement are referred to as "Subscriber Documents".

     1.2. Entire Agreement. This Agreement along with the Company Documents and the Subscriber Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

     1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

     1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

     1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     1.7. Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.
Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                           ARTICLE II
                 DELIVERIES TO THE ESCROW AGENT

     2.1. Initial Closing Company Deliveries. On or about the date hereof, the Company shall deliver to the Escrow Agent the executed Subscription Agreement, the Initial Closing Shares, Initial Closing Warrants, and Initial Closing Legal Opinion (collectively, the "Initial Closing Company Documents").

     2.2. Second Closing Company Deliveries. On or prior to the Second Closing Date the Company will deliver to the Escrow Agent the Second Closing Shares, Second Closing Warrants, Second Closing Certificate, and Second Closing Legal Opinion (collectively, the "Second Closing Company Documents").

     2.3. Subscriber Deliveries. On or before the Initial Closing Date, each Subscriber shall deliver to the Escrow Agent the Initial Closing Purchase Price and the executed Subscription Agreement. On or before the Second Closing Date, each Subscriber will deliver the Second Closing Purchase Price to the Escrow Agent. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

                         Citibank, N.A.
                        1155 6th Avenue
                    New York, NY 10036, USA
                     ABA Number: 0210-00089
      For Credit to: Grushko & Mittman, IOLA Trust Account
                    Account Number: 45208884

     2.4. Intention to Create Escrow Over Company Documents and Subscriber Documents. The Subscriber and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

     2.5. Escrow Agent to Deliver Company Documents and Subscriber
Documents. The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

                          ARTICLE III
     RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

     3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

          (a) On the Initial Closing Date, the Escrow Agent will simultaneously release the Initial Closing Company Documents to the Subscriber and release the Subscription Agreement, and the Initial Closing Purchase Price to or for the benefit of the Company except that the Legal Fees will be released to the Subscriber's attorneys.

          (b) On the Second Closing Date, the Escrow Agent will simultaneously release the Second Closing Company Documents to the Subscriber and release the Second Closing Purchase Price to or for the benefit of the Company except that the Legal Fees will be released to the Subscriber's attorneys.

          (c) All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

          (d) Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

          (e) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

     3.2. Acknowledgement of Company and Subscriber; Disputes. The Company and the Subscriber acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscriber reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents. Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscriber.

                           ARTICLE IV
                  CONCERNING THE ESCROW AGENT

     4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

          (a) The Subscriber and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscriber or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

          (b) The Subscriber and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscriber and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscriber and Company under this Agreement and to no other person.

          (c) The Subscriber and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

          (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscriber and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscriber and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscriber and Company. If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

          (e) The Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

          (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

          (g) The Escrow Agent shall be permitted to act as counsel for the Subscriber in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscriber and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

          (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

          (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscriber and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

          (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscriber and Company or to any other person, firm, corporation or entity by reason of such compliance.

                           ARTICLE V
                        GENERAL MATTERS

     5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscriber and Company.

     5.2. Notices.   All notices, demands, requests, consents, approvals,
and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)  If to the Company, to:

               Wizzard Software Corporation
               424 Gold Way
               Pittsburgh, PA 15213
               Attn: Christopher J. Spencer
                     President and Chief Executive Officer
               Fax: (412) 621-2625

     With a copy to:

               Burningham & Burningham
               455 East 500 South, Suite 205
               Salt Lake City, Utah 84111
               Attn: Branden T. Burningham, Esq.
               Fax: (801) 355-7126

(b) If to the Subscribers, to: the addresses and fax numbers listed on Schedule A hereto

(c)  If to the Escrow Agent, to:

               Grushko & Mittman, P.C.
               551 Fifth Avenue, Suite 1601
               New York, New York 10176
               Fax: 212-697-3575
or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

     5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, the Subscriber shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Subscriber the Subscriber's United States taxpayer identification number and other requested information and forms.

     5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

     5.7. Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

     5.8. Fees. Fees for services as Escrow Agent are a part of the fees outlined in Section 7 of the Subscription Agreement.

                                   WIZZARD SOFTWARE CORPORATION
                                   the "Company"



                                   By: /s/ Christopher J. Spencer
                                      ---------------------------





/s/                                     /s/
ALPHA CAPITAL AKTIENGESELLSCHAFT        GENESIS MICROCAP INC.
"Subscriber"                            "Subscriber"



/s/
STONESTREET LIMITED PARTNERSHIP
"Subscriber"


                                   ESCROW AGENT:


                                   /s/
                                   ---
                                   GRUSHKO & MITTMAN, P.C.

                  SCHEDULE A TO FUNDS ESCROW AGREEMENT



SUBSCRIBER            INITIAL    INITIAL  INITIAL  SECOND    SECOND   SECOND
                      CLOSING    CLOSING  CLOSING  CLOSING   CLOSING  CLOSING
                      PURCHASE   SHARES   WARRANTS PURCHASE  SHARES   WARRANTS
ALPHA CAPITAL
AKTIENGESELLSCHAFT
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196  $400,000.00 549,450  274,725 $400,000.00 549,450 274,725

GENESIS MICROCAP INC.
483 Green Lanes
London N13 4BS, England
Attn:
Lawrence S. Gibbons
Fax: 011-087-0127-5687 $100,000.00 137,363  68,681 $100,000.00 137,363  68,681

STONESTREET LIMITED
PARTNERSHIP
C/o Canaccord Capital
Corporation
320 Bay Street, Suite 1300
Toronto, Ontario
M5H 4A6, Canada
Fax: (416) 956-8989    $100,000.00 137,363  68,681 $100,000.00 137,363  68,681

TOTALS                 $600,000.00 824,176 412,087 $600,000.00 824,176 412,087

                         EXHIBIT C

[FORM OF LEGAL OPINION]

                                   January ____, 2004

TO THE SUBSCRIBERS LISTED ON SCHEDULE A HERETO:


We have acted as counsel to Wizzard Software Corporation, a Colorado corporation (the "Company") in connection with the offer and sale by the Company of shares of the Company's $.001 par value common stock ("Common Stock") and issuance of common stock purchase warrants to purchase shares of Common Stock ("Warrants") in the amounts set forth on Schedule A, to the Subscribers identified thereto, pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act) as set forth in Regulation D ("Regulation D") promulgated thereunder. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the subscription agreement (the "Agreement") by and between the Company and (Subscriber) (the "Purchaser") entered into at or about the date hereof. The Agreement, and the agreements described below are sometimes hereinafter referred to collectively as the "Documents".

In connection with the opinions expressed herein, we have made such examination of law as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied, with your permission, upon the representations and warranties as to factual matters contained in and made by the Company and the Purchaser pursuant to the Documents and upon certificates and statements of certain government officials and of officers of the Company as described below. We have also examined originals or copies of certain corporate documents or records of the Company as described below:

     (a)  Form of Agreement
     (b)  Form of Common Stock Certificate
     (c)  Form of Warrant
     (d)  Funds Escrow Agreement
     (e)  Certificate of Incorporation of the Company
     (f)  Bylaws of the Company
     (g) Minutes of the action of the Company's Board of Directors, including unanimous Board of Directors approval of the Documents, a copy of which is annexed hereto.

In rendering this opinion, we have, with your permission, assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuiness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by Subscribers, and the legal, valid and binding effect thereof on Subscribers; and (g) that the Company and the Purchasers will act in accordance with their respective representations and warranties as set forth in the Documents.
We are members of the bar of the State of _________.   We express no
opinion as to the laws of any jurisdiction other than ___________ and the federal laws of the United States of America. We express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein.

1. The Company and each of its subsidiaries is duly incorporated, validly existing and in good standing in the states of their incorporation; have qualified to do business in each state where required unless the failure to do so would not have a material impact in the Company's operations; and have the requisite corporate power and authority to conduct their business, and to own, lease and operate their properties.

2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Documents. The Documents, and the issuance of the Common Stock and Warrants and the reservation and issuance of Common Stock issuable upon exercise of the Warrants ("Warrant Shares") have been (a) duly approved by the Board of Directors of the Company, and (b) all such Common Stock, Warrants and Warrant Shares, when issued pursuant to the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non assessable.

3. The execution, delivery and performance of the Documents by the Company and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

(a) Violate the provisions of the Certificate of Incorporation or bylaws of the Company; or

(b) To the best of counsel's knowledge, violate any judgment, decree, order or award of any court binding upon the Company.

4. The Documents constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

5. The Common Stock, Warrants and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or under the laws of any state or other jurisdiction, and are and will be issued pursuant to a valid exemption from registration.

6. The Company has either obtained the approval of the transactions described in the Documents from the OTC Bulletin Board or no such approval is required.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A. The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

B. Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

C. This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.
This opinion is rendered as of the date first written above, is solely for your benefit in connection with the Agreement and may not be relief upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent. We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                              Very truly yours,

     Schedule 5(d)

                           Additional Issuances


          Warrant No. WA-2003/No. 1 issued to Marc Lord representing 20,000 warrants to purchase 20,000 shares of common stock at a purchase price of $0.25 per share.

                                Schedule 5(q)

                           Undisclosed Liabilities

          None.

                                 Schedule 5(s)

                              Capitalization

          100,000,000 common, $0.001 par value, 22,266,466 outstanding

          10,000,000 preferred, $0.001 par value, none outstanding

                                Schedule 8

                                  Finders

          None.

                                Schedule 9(e)

                               Use of Proceeds


The proceeds of this transaction will be used by Wizzard Software for working capital. Below is an estimated breakdown of our expenses for 2004 predicted to the best of our ability. We plan to hire up to 10 additional people over the course of 2004 with at least 6 of them being directly tied to sales. We plan to make up to three acquisitions over the course of the year and it is impossible to predict at this time what that will cost in term of cash. For the numbers below we used our trailing 9 month expenses and estimated them out over the course of one year with reasonable increases for 2004.

Fees for Transaction                                             87,000.00

Filings for Transaction                                          50,000.00

Directors' Fees                                                  22,666.00

Accounting                                                       26,727.00

Rent                                                             36,558.00

Communications                                                   42,724.00

General & Administrative                                         53,769.00

Legal fees                                                       89,499.00

Selling & Marketing                                             184,497.00

Payroll & Related Taxes                                         446,560.00

Acquisition                                                     160,000.00

                                                             $1,200,000.00

                                Schedule 11.1

                      Other Securities to be Registered

          None.